EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Ryan K. Wuerch, Director and Chief Executive Officer of Motricity, Inc. (the “Registrant”), hereby certifies that, to the best of his knowledge:

1.	The Amendment No. 1 to Form 10-K for the year ended December 31, 2010 on Form 10-K/A, to which this Certification is attached as Exhibit 32.1 (the “Form 10-K/A”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 2, 2011

/s/ Ryan K. Wuerch
Ryan K. Wuerch
Chief Executive Officer and Director (Principal Executive Officer)